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                                                                    EXHIBIT 3.17

                                     BYLAWS

                                       OF

                           FIRSTWAVE MANAGEMENT, INC.

                       ARTICLE I: STOCKHOLDERS' MEETINGS


         SECTION 1.  PLACE OF MEETINGS.

         Meeting of the stockholders shall be held at such place as the Board of Directors shall determine and as shall be designated in the notice of said meeting.

         SECTION 2.  ANNUAL MEETING.

         There shall be an annual meeting of the stockholders on the last Thursday in May of each year at 11:00 a.m., or at such other date or time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.

         SECTION 3. SPECIAL MEETINGS.

         Special meetings of the stockholders for any purpose may be called by the Board of Directors or by such person or persons as may be authorized by the Certificate of Incorporation.

         SECTION 4.  NOTICE OF STOCKHOLDER MEETINGS.

         Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the special meeting is called.

         Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is deemed to be given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the record of the Corporation.

         SECTION 5.  INSPECTORS.

         The Board of Directors shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act as judges of the voting at the meeting and to determine those entitled to vote at any stockholders meeting, or any adjournment thereof, and to make a written report thereof. If



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the Board of Directors fails to make such appointment(s) or if an appointee(s)
fail to serve, the presiding officer of the stockholders' meeting shall appoint one (1) or more substitute inspectors to act at the meeting. Each Inspector shall take the oath provided by Section 231 of the Delaware General Corporation Law.

         SECTION 6.  QUORUM AND ADJOURNMENTS.

         Except as otherwise provided by law, the holders of stock of record entitled to exercise a majority of the voting power of the Corporation present in person or by proxy shall constitute a quorum for the transaction of business thereat. If, however, such majority shall not be present in person or by proxy, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time and from place to place without notice, other than an announcement at the meeting of the time and place of the adjourned meeting, until the requisite amount of voting power shall be present or the meeting has been adjourned permanently. At such adjourned meeting, at which the requisite amount of voting power shall be present, any business which might have been transacted at the original meeting may be transacted.

         SECTION 7.  VOTING.

         At every meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by a legally sufficient instrument. Unless otherwise provided in the Certificate of Incorporation and subject to Section 213 of the General Corporation Law of the State of Delaware, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. In all matters other than the election or removal of Directors or as otherwise provided in these Bylaws, the Certificate of Incorporation, or the laws of the State of Delaware, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

                         ARTICLE II: BOARD OF DIRECTORS

         SECTION 1.  NUMBER, QUALIFICATION, ELECTION AND TERMS.

         The number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than three (3) nor more than five (5) persons.

         SECTION 2.  RESIGNATION.

         Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary, to be effective upon its acceptance by the Board or at the time specified in such writing.


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         SECTION 3.  RESPONSIBILITIES AND POWERS.

         The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 4.  ORGANIZATION MEETING.

         Immediately after the adjournment of the annual meeting of the stockholders each year, or special meeting held in lieu thereof, the Directors elected thereat shall, without notice, convene the annual meeting of Directors for the organization of the Board of Directors, the election of officers and members of committees and the transaction of any other business which may properly come before the meeting. If a quorum of the Board of Directors shall not be present, the Chairman shall call a meeting for such purposes as promptly as is practicable. Except as otherwise provided in this Section, Directors may hold their regular and special meetings at such times and places and have one or more offices and keep the books of the Corporation at such places as the Board of Directors determines.

         SECTION 5.  NOTICE OF BOARD MEETINGS.

         No notice of regular meetings of the Board of Directors need be given. Special meetings of the Board of Directors may be called by the Chairman or the President of the Corporation upon notice to each Director, given either in person or by mail, telephone, telegram, telex, or similar medium of communication: provided, however, that such notice shall be deemed to have ben waived by the Directors attending or voting at any such meeting, without protesting the lack of proper notice, and may be waived in writing or by telegram, telex, or similar medium of communication by any Director either before or after such meeting. Special meetings shall be called by the Chairman, the President or the Secretary on like notice, on the written request of two
(2) Directors. A minimum of 24 hours' notice of special meetings shall be given to each Director. Unless otherwise indicated in the notice thereof, any business may be transacted at any such special meeting.

         SECTION 6.  QUORUM AND ACTS OF THE BOARD.

         At all meetings of Directors a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present, a majority of the Directors present may adjourn the meeting without notice other than announcement until a quorum shall attend.

         SECTION 7.  COMMITTEES OF THE BOARD OF DIRECTORS.


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         The Board of Directors, by resolution passed by a majority of the
Board may designate one or more committees. No committee shall consist of less than one (1) Director. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee. Except as otherwise provided by statute, a committee shall have and exercise the powers of the Board of Directors in the direction of the management of the business and affairs of the Corporation to the extent provided in the enabling resolution. Each committee shall have such name as may be determined by the Board of Directors. A majority of the members of a committee shall constitute a quorum and a majority vote of the members at a meeting at which a quorum is present shall be the act of the committee. A committee shall keep minutes of its proceedings, and shall report its proceedings to the Board of Directors when required or when requested by a Director to do so.

         SECTION 8.  COMPENSATION.

         The Board of Directors may establish such compensation for, and reimbursement of the expenses of, Directors for attendance at meetings of the Board of Directors or committees, or for other services by Directors to the Corporation, as the Board of Directors may determine. Such compensation may be in addition to that received by any Director or any member of a committee as an officer or employee or agent of the Corporation.

                             ARTICLE III: OFFICERS

         SECTION 1.  NUMBER AND TERM OF OFFICE.

         The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, and a Treasurer, and such other officers as may from time to time be appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

         The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. Vacancies or new offices may be filled at any time. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by a majority of the Board of Directors.

         SECTION 2.  THE CHAIRMAN OF THE BOARD.

         The Chairman of the Board shall be the chief executive officer of the Corporation and as such shall have, subject to the supervision and direction of the Board of Directors or of the Executive Committee, if any, general supervision of the business, property and affairs of the Corporation and the powers vested in him by the Board of Directors, by law or by these Bylaws or which usually attach or pertain to such office. He shall preside at meetings of the stockholders and of the Board


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of Directors and of the Executive Committee, if any. The Chairman may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation.

         SECTION 3.  THE PRESIDENT.

         The President shall have such powers as are vested in him by the Board of Directors, by law or by these Bylaws. In the absence or inability of the Chairman of the Board to act, the President shall have and exercise all the powers and duties of the Chairman of the Board.

         SECTION 4.  THE TREASURER.

         If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; (b) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, the President, the Board of Directors, or these Bylaws.

         SECTION 5.  THE SECRETARY.

         The Secretary shall have the custody of the corporate seal and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation. The Secretary, or in his absence, any Assistant Secretary, shall see that proper notices are sent of the meetings of the stockholders, the Board of Directors and the Executive Committee, and shall see that all proper notices are given as required by these Bylaws. The Secretary or any Assistant Secretary shall keep the minutes of all meetings of stockholders and Board of Directors and all committees which may request the Secretary's services.

         SECTION 6.  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.

         The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the Chairman of the Board, or the President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President, the Board of Directors or these Bylaws.

         SECTION 7.  SALARIES.


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         The salaries of the officers shall be fixed from time to time by the
Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

         SECTION 8.  REMOVAL.

         Any officer may be removed by a majority of the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby.

                           ARTICLE IV: STOCK RECORDS

         SECTION 1.  FORM OF CERTIFICATES.

         The shares of the Corporation shall be represented by certificates. The certificates representing stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and may be mechanically signed with a facsimile of the signature of the Chairman of the Board, the President or a Vice President, and a facsimile of the signature of a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon shall have ceased to be such officer at the time the certificates are issued and delivered.

         SECTION 2.  CLASSES OF STOCK.

         The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, shall be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificates shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

         SECTION 3.  TRANSFERS.

         Subject to restrictions on the transfer of stock, the Corporation shall make transfers of stock on its books upon surrender of the certificate for the shares to the Corporation or its duly appointed transfer agent duly endorsed by the stockholder named in the certificate or his duly authorized attorney.

         SECTION 4.  LOST CERTIFICATES.

         An officer may direct that a new certificate be issued in place of certificates previously issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.


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As a condition precedent to the issuance thereof, the officer may require the claimant to advertise the alleged loss, theft or destruction in such manner as the officer may require to give the Corporation a bond in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

                               ARTICLE V: GENERAL

         SECTION 1.  CORPORATE SEAL.

         The seal of the Corporation shall be circular in form with the name of the Corporation and the words "Corporate Seal, Delaware" stamped across the center. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 2.  FISCAL YEAR.

         The fiscal year of the Corporation shall be the calendar year, except as otherwise determined from time to time by the Board of Directors.

         SECTION 3.  AMENDMENTS.

         Subject to the restrictions set forth in the Certificate of Incorporation, these Bylaws may be amended or repealed at any regular meeting of the stockholders or at any special meeting thereof duly called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting provided that in the notice of such special meeting notice of such purpose shall be given.

         Subject to the laws of the State of Delaware, the restrictions set forth in the Certificate of Incorporation and these Bylaws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend or repeal these Bylaws, or adopt such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.


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